Exhibit 99.1

Media Release
Peabody Reports Results For Quarter Ended September 30, 2025
Adjusted EBITDA Rises from Q2 On Higher PRB and
Seaborne Thermal Volumes, Lower Metallurgical Costs
Improving Q4 Targets for Seaborne Met, Seaborne Thermal and PRB
Centurion Mine Longwall Maintains Accelerated Start of February 2026
ST. LOUIS, October 30, 2025 – Peabody (NYSE: BTU) today reported net income attributable to common stockholders of $(70.1) million, including $54.0 million of Costs Related to Terminated Acquisition, or $(0.58) per diluted share, for the third quarter of 2025, compared to $101.3 million, or $0.74 per diluted share, in the prior-year quarter. Peabody had Adjusted EBITDA1 of $99.5 million in the third quarter of 2025 compared to $224.8 million in the prior-year quarter.
“Peabody’s operations turned in another solid performance, highlighted by rising Powder River Basin shipments, better-than-anticipated seaborne thermal coal volumes and the lowest metallurgical coal costs in multiple years,” said President and Chief Executive Officer Jim Grech. “Peabody’s positive results occur against a backdrop of outstanding U.S. thermal coal fundamentals and seaborne markets that have stabilized along the lower end of the pricing cycle.”
Highlights
•Peabody reported third quarter Adjusted EBITDA of $99.5 million, driven by a 14 percent increase in revenues over the second quarter.

•Segment highlights include better-than-expected seaborne thermal volumes and seaborne metallurgical costs, along with PRB costs at the low end of the targeted range.

•Centurion development is progressing on plan and remains on schedule for the accelerated startup of longwall production in February 2026. The mine shipped 210,000 tons during the third quarter.

•Multiple favorable U.S. policies were implemented in the third quarter, including executive orders and federal funding to extend the lives of coal-fueled generating plants along with a 5.5 percent federal royalty reduction and 2.5 percent production tax credit (beginning Jan. 1 2026) from the One Big Beautiful Bill Act passed in July.

•Peabody is progressing its PRB rare earth initiative, and in coming months intends to advance the characterization of rare earth elements and critical minerals in its feedstock, continue discussions with the U.S. administration regarding critical minerals policies and priorities, and engage in multiple workstreams as the company moves through the evaluation process.

•The company declared a $0.075 per share dividend on common stock on Oct. 30, 2025.
1 Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA margin is equal to segment Adjusted EBITDA (excluding insurance recoveries) divided by segment revenue. Revenue per Ton and Adjusted EBITDA Margin per Ton are equal to revenue by segment and Adjusted EBITDA by segment (excluding insurance recoveries), respectively, divided by segment tons sold. Costs per Ton is equal to Revenue per Ton less Adjusted EBITDA Margin per Ton. Management believes Costs per Ton and Adjusted EBITDA Margin per Ton best reflect controllable costs and operating results at the reportable segment level. We consider all measures reported on a per ton basis, as well as Adjusted EBITDA margin, to be operating/statistical measures. Please refer to the tables and related notes herein for a reconciliation of non-GAAP financial measures.

Third Quarter Segment Performance

Seaborne Thermal
	Quarter Ended			Nine Months Ended
	Sept.	Jun.	Sept.	Sept.	Sept.
	2025	2025	2024	2025	2024
Tons sold (in millions)	4.1	3.6	4.1	12.1	12.2
Export	2.8	2.1	2.6	7.8	7.8
Domestic	1.3	1.5	1.5	4.3	4.4
Revenue per Ton	$59.25	$53.22	$76.21	$57.93	$73.99
Export - Avg. Realized Price per Ton	76.54	72.86	105.51	76.55	101.13
Domestic - Avg. Realized Price per Ton	24.62	24.19	25.36	24.59	26.11
Costs per Ton	49.23	44.10	47.01	44.85	47.96
Adjusted EBITDA Margin per Ton	$10.02	$9.12	$29.20	$13.08	$26.03
Adjusted EBITDA (in millions)	$41.0	$33.5	$120.0	$158.7	$318.2
Seaborne Thermal delivered Adjusted EBITDA of $41.0 million in the third quarter, driven by a recovery of shipments ahead of company expectations. Sales volumes increased by 500,000 tons quarter-over-quarter, as shipping queues in Newcastle normalized after unfavorable second quarter conditions. Costs per ton remained in line with company targets. Despite ongoing pricing pressure, the segment achieved an Adjusted EBITDA margin of 17 percent, demonstrating the benefits of the low-cost platform.

Seaborne Metallurgical
	Quarter Ended			Nine Months Ended
	Sept.	Jun.	Sept.	Sept.	Sept.
	2025	2025	2024	2025	2024
Tons sold (in millions)	2.1	2.2	1.7	6.1	5.1
Revenue per Ton	$121.34	$114.79	$144.60	$120.08	$154.31
Costs per Ton	108.31	118.97	128.04	114.86	126.98
Adjusted EBITDA Margin per Ton	$13.03	$(4.18)	$16.56	$5.22	$27.33
Adjusted EBITDA, Excluding Insurance Recovery (in millions)	$27.8	$(9.2)	$27.8	$31.8	$138.9
Shoal Creek Insurance Recovery (in millions)	$—	$—	$—	$—	$80.8
Adjusted EBITDA (in millions)	$27.8	$(9.2)	$27.8	$31.8	$219.7
Seaborne Metallurgical revenue per ton grew by 6 percent quarter-over-quarter amid stable benchmark pricing, driven by a higher product quality mix, including 210,000 tons of Centurion coal. Costs were nearly $2 per ton below the low end of targets on strong production, improving more than $10 per ton from the previous quarter. The segment reported Adjusted EBITDA of $27.8 million in the third quarter.

Powder River Basin
	Quarter Ended			Nine Months Ended
	Sept.	Jun.	Sept.	Sept.	Sept.
	2025	2025	2024	2025	2024
Tons sold (in millions)	22.6	20.0	22.1	62.2	56.6
Revenue per Ton	$13.36	$13.82	$13.84	$13.72	$13.82
Costs per Ton	11.07	11.66	11.50	11.61	12.30
Adjusted EBITDA Margin per Ton	$2.29	$2.16	$2.34	$2.11	$1.52
Adjusted EBITDA (in millions)	$51.7	$43.0	$51.7	$131.0	$85.9
Powder River Basin Adjusted EBITDA totaled $51.7 million, a 20 percent increase over the prior quarter, driven by both higher volumes and costs per ton that were at the low end of targeted ranges. Strong PRB coal demand has driven year-to-date shipments up 10 percent, while lower costs have expanded margins resulting in a 53 percent increase in Adjusted EBITDA over the prior year.

Other U.S. Thermal
	Quarter Ended			Nine Months Ended
	Sept.	Jun.	Sept.	Sept.	Sept.
	2025	2025	2024	2025	2024
Tons sold (in millions)	3.7	2.9	4.0	9.7	10.9
Revenue per Ton	$51.77	$54.08	$53.52	$53.27	$55.92
Costs per Ton	49.90	49.39	46.50	47.76	45.81
Adjusted EBITDA Margin per Ton	$1.87	$4.69	$7.02	$5.51	$10.11
Adjusted EBITDA (in millions)	$6.9	$13.5	$28.4	$53.3	$110.3
Other U.S. Thermal Adjusted EBITDA totaled $6.9 million for the quarter. Costs came in modestly above the higher end of target due to an unexpected five-week dragline outage at Bear Run, which has been repaired and placed back into service. The company also completed the planned longwall move at Twentymile, with operations in the new longwall panel restarted in late-October.

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Balance Sheet/Liquidity
Peabody generated $122 million of operating cash flow in the third quarter. At Sept. 30, 2025, the company had $603.3 million of cash and total liquidity exceeded $950 million.
“Peabody has maintained its balance sheet resilience and shareholder return program while completing over $680 million of investments to develop and expand Centurion, which will dramatically increase our operating leverage to the premium hard coking coal segment of the metallurgical market,” said Executive Vice President and Chief Financial Officer Mark Spurbeck. “Peabody’s substantial liquidity and cash-positive net-debt position ensures protection against short-term market volatility while allowing the full benefit of substantial free cash flow in better pricing environments to fully accrue to our shareholders.”
Outlook
“Looking ahead, we are strengthening our full-year 2025 targets for seaborne met, seaborne thermal and PRB segments, and we are now in our last quarter before Centurion Mine begins longwall operations – a transformative change that will improve our metallurgical coal volumes and realizations,” said Mr. Grech. “We also expect to benefit from multiple trends driving U.S. markets, including compelling growth from AI and data centers, coal’s increasing share of U.S. electricity mix and favorable Trump Administration coal policies.”

Fourth Quarter 2025
Seaborne Thermal
•Volume is expected to be 3.2 million tons, including 2.1 million export tons. 0.2 million export tons are priced at approximately $100 per ton, and 0.8 million tons of Newcastle product and 1.1 million tons of high ash product are unpriced. Costs are anticipated to be $45—$48 per ton.
Seaborne Metallurgical
•Volume is anticipated to be 2.4 million tons and is expected to achieve approximately 70 percent of the premium hard coking coal price index. Costs are anticipated to be $110—$115 per ton.
U.S. Thermal
•PRB volume is expected to be 23 million tons at an average price of $13.35 per ton and costs of approximately $11.00—$11.50 per ton.
•Other U.S. Thermal volume is expected to be 3.6 million tons at an average price of $51.20 per ton and costs of approximately $43—$47 per ton.
Today’s earnings call is scheduled for 10 a.m. CT and can be accessed via the company’s website at PeabodyEnergy.com.
Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future. For further information, visit PeabodyEnergy.com.
Contact:
Vic Svec / Kala Finklang
Email: ir@peabodyenergy.com

Guidance Targets

Segment Performance
	2025 Full Year
	Total Volume (millions of short tons)	Priced Volume (millions of short tons)	Priced Volume Pricing per Short Ton	Average Cost per Short Ton
Seaborne Thermal	15.1 - 15.4	13.4	$56.30	$45.00 - $48.00
Seaborne Thermal (Export)	9.7 - 10.0	8.0	$77.25	NA
Seaborne Thermal (Domestic)	5.4	5.4	$25.25	NA
Seaborne Metallurgical	8.3 - 8.5	6.2	$120.55	$112.50 - 117.50
PRB U.S. Thermal	84.0 - 86.0	86.0	$13.65	$11.25 - $11.75
Other U.S. Thermal	13.2 - 13.4	13.4	$52.65	$45.00 - $49.00

Other Annual Financial Metrics ($ in millions)
	2025 Full Year
SG&A	$95
Total Capital Expenditures	$420
Major Project Capital Expenditures	$280
Sustaining Capital Expenditures	$140
ARO Cash Spend	$50

Supplemental Information

Seaborne Thermal	~40% of unpriced export volumes are expected to price on average at Globalcoal “NEWC” levels and ~60% are expected to have a higher ash content and price at 85-95% of API 5 price levels.
Seaborne Metallurgical	On average, Peabody's metallurgical sales are anticipated to price at ~70% of the premium hard-coking coal index price (FOB Australia).
PRB and Other U.S. Thermal	PRB and Other U.S. Thermal volumes reflect volumes priced at September 30, 2025. Weighted average quality for the PRB segment 2025 volume is approximately 8,700 BTU.
Certain forward-looking measures and metrics presented are non-GAAP financial and operating/statistical measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.

Condensed Consolidated Statements of Operations (Unaudited)
For the Quarters Ended Sept. 30, 2025, Jun. 30, 2025 and Sept. 30, 2024 and the Nine Months Ended Sept. 30, 2025 and 2024
(In Millions, Except Per Share Data)
	Quarter Ended			Nine Months Ended
	Sept.	Jun.	Sept.	Sept.	Sept.
	2025	2025	2024	2025	2024

Tons Sold	32.5	28.7	31.9	90.1	84.9

Revenue	$1,012.1	$890.1	$1,088.0	$2,839.2	$3,113.6
Operating Costs and Expenses (1)	896.9	789.4	845.8	2,456.5	2,463.9
Depreciation, Depletion and Amortization	100.0	93.4	84.7	285.5	247.4
Asset Retirement Obligation Expenses	13.9	13.8	12.9	41.3	38.7
Selling and Administrative Expenses	27.4	23.5	20.6	74.5	64.7
Restructuring Charges	4.0	3.5	1.9	9.2	2.1
Costs Related to Terminated Acquisition	54.0	18.8	—	75.2	—
Other Operating (Income) Loss:
Net Gain on Disposals	(5.3)	(14.8)	(0.1)	(25.3)	(9.7)
Provision for NARM Loss	—	—	—	—	3.7
Shoal Creek Insurance Recovery	—	—	—	—	(109.5)
Loss from Equity Affiliates	2.6	0.9	2.1	10.2	7.1
Operating (Loss) Profit	(81.4)	(38.4)	120.1	(87.9)	405.2
Interest Expense, Net of Capitalized Interest	10.0	11.1	9.7	32.6	35.1
Interest Income	(13.9)	(13.8)	(17.7)	(43.1)	(53.7)
Net Periodic Benefit Credit, Excluding Service Cost	(7.5)	(7.4)	(10.1)	(22.3)	(30..4)
(Loss) Income from Continuing Operations Before Income Taxes	(70.0)	(28.3)	138.2	(55.1)	454.2
Income Tax (Benefit) Provision	(3.4)	(2.7)	25.7	(1.2)	85.2
(Loss) Income from Continuing Operations, Net of Income Taxes	(66.6)	(25.6)	112.5	(53.9)	369.0
Loss from Discontinued Operations, Net of Income Taxes	(0.3)	(0.4)	(1.0)	(1.0)	(3.3)
Net (Loss) Income	(66.9)	(26.0)	111.5	(54.9)	365.7
Less: Net Income Attributable to Noncontrolling Interests	3.2	1.6	10.2	8.4	25.4
Net (Loss) Income Attributable to Common Stockholders	$(70.1)	$(27.6)	$101.3	$(63.3)	$340.3
Adjusted EBITDA (2)	$99.5	$93.3	$224.8	$336.8	$695.0
Diluted EPS - (Loss) Income from Continuing Operations (3)(4)	$(0.57)	$(0.22)	$0.74	$(0.51)	$2.47

Diluted EPS - Net (Loss) Income Attributable to Common Stockholders (3)	$(0.58)	$(0.23)	$0.74	$(0.52)	$2.44

(1)	Excludes items shown separately.
(2)	Adjusted EBITDA is a non-GAAP financial measure. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(3)
Weighted average diluted shares outstanding were 121.7 million, 121.7 million and 141.6 million during the quarters ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively. Weighted average diluted shares outstanding were 121.7 million and 143.1 million during the nine months ended September 30, 2025 and 2024, respectively.

(4)	Reflects (loss) income from continuing operations, net of income taxes less net income attributable to noncontrolling interests.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Balance Sheets
As of Sept. 30, 2025 and Dec. 31, 2024

(Dollars In Millions)
	(Unaudited)
	Sept. 30, 2025	Dec. 31, 2024
Cash and Cash Equivalents	$603.3	$700.4
Accounts Receivable, Net	307.2	359.3
Inventories, Net	405.2	393.4
Other Current Assets	273.5	327.6
Total Current Assets	1,589.2	1,780.7
Property, Plant, Equipment and Mine Development, Net	3,075.5	3,081.5
Operating Lease Right-of-Use Assets	99.6	119.3
Restricted Cash and Collateral	851.0	809.8
Investments and Other Assets	129.0	162.4
Total Assets	$5,744.3	$5,953.7

Current Portion of Long-Term Debt	$15.5	$15.8
Accounts Payable and Accrued Expenses	781.8	811.7
Total Current Liabilities	797.3	827.5
Long-Term Debt, Less Current Portion	321.8	332.3
Deferred Income Taxes	29.5	40.9
Asset Retirement Obligations, Less Current Portion	674.5	667.8
Accrued Postretirement Benefit Costs	116.4	120.4
Operating Lease Liabilities, Less Current Portion	70.3	86.7
Other Noncurrent Liabilities	150.8	169.3
Total Liabilities	2,160.6	2,244.9

Common Stock	1.9	1.9
Additional Paid-in Capital	3,999.7	3,990.5
Treasury Stock	(1,927.3)	(1,926.5)
Retained Earnings	1,354.7	1,445.8
Accumulated Other Comprehensive Income	110.8	138.8
Peabody Energy Corporation Stockholders' Equity	3,539.8	3,650.5
Noncontrolling Interests	43.9	58.3
Total Stockholders' Equity	3,583.7	3,708.8
Total Liabilities and Stockholders' Equity	$5,744.3	$5,953.7

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Quarters Ended Sept. 30, 2025, Jun. 30, 2025 and Sept. 30, 2024 and the Nine Months Ended Sept. 30, 2025 and 2024

(Dollars In Millions)
	Quarter Ended			Nine Months Ended
	Sept.	Jun.	Sept.	Sept.	Sept.
	2025	2025	2024	2025	2024
Cash Flows From Operating Activities
Net Cash Provided By Continuing Operations	$122.5	$23.8	$361.4	$266.8	$491.4
Net Cash Used in Discontinued Operations	(0.5)	(0.6)	(1.5)	(1.7)	(4.7)
Net Cash Provided By Operating Activities	122.0	23.2	359.9	265.1	486.7
Cash Flows From Investing Activities
Additions to Property, Plant, Equipment and Mine Development	(116.2)	(94.2)	(98.7)	(280.8)	(265.7)
Changes in Accrued Expenses Related to Capital Expenditures	7.4	(3.4)	7.2	(34.6)	(6.5)
Wards Well Acquisition	—	—	—	—	(143.8)
Returned Deposit Related to Terminated Acquisition	29.0	—	—	29.0	—
Insurance Proceeds Attributable to Shoal Creek Equipment Losses	—	—	5.3	—	10.9
Proceeds from Disposal of Assets, Net of Receivables	4.1	5.3	0.6	16.6	16.1
Contributions to Joint Ventures	(144.9)	(153.0)	(176.6)	(436.2)	(550.1)
Distributions from Joint Ventures	148.3	155.9	189.2	455.0	549.8
Other, Net	0.2	(1.7)	0.2	(1.8)	(0.3)
Net Cash Used In Investing Activities	(72.1)	(91.1)	(72.8)	(252.8)	(389.6)
Cash Flows From Financing Activities
Repayments of Long-Term Debt	(2.3)	(4.8)	(2.6)	(9.9)	(7.2)
Repayment of Loan Note Related to Terminated Acquisition	(9.3)	—	—	(9.3)	—
Payment of Debt Issuance and Other Deferred Financing Costs	—	(0.1)	—	(1.8)	(11.1)
Common Stock Repurchases	—	—	(100.0)	—	(183.1)
Excise Taxes Paid Related to Common Stock Repurchases	—	(1.7)	—	(1.7)	—
Repurchase of Employee Common Stock Relinquished for Tax Withholding	—	—	—	(0.8)	(4.1)
Dividends Paid	(9.2)	(9.2)	(9.4)	(27.5)	(28.5)
Distributions to Noncontrolling Interests	(8.1)	—	(16.3)	(22.8)	(34.8)
Net Cash Used In Financing Activities	(28.9)	(15.8)	(128.3)	(73.8)	(268.8)
Net Change in Cash, Cash Equivalents and Restricted Cash	21.0	(83.7)	158.8	(61.5)	(171.7)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,300.1	1,383.8	1,319.7	1,382.6	1,650.2
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,321.1	$1,300.1	$1,478.5	$1,321.1	$1,478.5

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Reconciliation of Non-GAAP Financial Measures (Unaudited)
For the Quarters Ended Sept. 30, 2025, Jun. 30, 2025 and Sept. 30, 2024 and the Nine Months Ended Sept. 30, 2025 and 2024

(Dollars In Millions)
Note: Management believes that non-GAAP measures are used by investors to measure our operating performance. These measures are not intended to serve as alternatives to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Quarter Ended			Nine Months Ended
	Sept.	Jun.	Sept.	Sept.	Sept.
	2025	2025	2024	2025	2024

(Loss) Income from Continuing Operations, Net of Income Taxes	$(66.6)	$(25.6)	$112.5	$(53.9)	$369.0
Depreciation, Depletion and Amortization	100.0	93.4	84.7	285.5	247.4
Asset Retirement Obligation Expenses	13.9	13.8	12.9	41.3	38.7
Restructuring Charges	4.0	3.5	1.9	9.2	2.1
Costs Related to Terminated Acquisition	54.0	18.8	—	75.2	—
Provision for NARM Loss	—	—	—	—	3.7
Shoal Creek Insurance Recovery - Property Damage	—	—	—	—	(28.7)
Changes in Amortization of Basis Difference Related to Equity Affiliates	(0.5)	(0.8)	(0.4)	(1.9)	(1.1)
Interest Expense, Net of Capitalized Interest	10.0	11.1	9.7	32.6	35.1
Interest Income	(13.9)	(13.8)	(17.7)	(43.1)	(53.7)
Unrealized Losses (Gains) on Foreign Currency Option Contracts	2.3	(4.1)	(3.7)	(6.1)	(0.4)
Take-or-Pay Contract-Based Intangible Recognition	(0.3)	(0.3)	(0.8)	(0.8)	(2.3)
Income Tax (Benefit) Provision	(3.4)	(2.7)	25.7	(1.2)	85.2
Adjusted EBITDA (1)	$99.5	$93.3	$224.8	$336.8	$695.0

Operating Costs and Expenses	$896.9	$789.4	$845.8	$2,456.5	$2,463.9
Unrealized (Losses) Gains on Foreign Currency Option Contracts	(2.3)	4.1	3.7	6.1	0.4
Take-or-Pay Contract-Based Intangible Recognition	0.3	0.3	0.8	0.8	2.3
Net Periodic Benefit Credit, Excluding Service Cost	(7.5)	(7.4)	(10.1)	(22.3)	(30.4)
Total Segment Costs (2)	$887.4	$786.4	$840.2	$2,441.1	$2,436.2

(1)	Adjusted EBITDA is defined as (loss) income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses and depreciation, depletion and amortization. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the reportable segments’ operating performance, as displayed in the reconciliation above. Adjusted EBITDA is used by the chief operating decision maker as the primary financial metric to measure each segment's operating performance against expected results and to allocate resources, including capital investment in mining operations and potential expansions.
(2)	Total Segment Costs is defined as operating costs and expenses adjusted for the discrete items that management excluded in analyzing each segment's operating performance, as displayed in the reconciliation above. Total Segment Costs is used by management as a component of a metric to measure each segment's operating performance.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Supplemental Financial Data (Unaudited)
For the Quarters Ended Sept. 30, 2025, Jun. 30, 2025 and Sept. 30, 2024 and the Nine Months Ended Sept. 30, 2025 and 2024

	Quarter Ended			Nine Months Ended
	Sept.	Jun.	Sept.	Sept.	Sept.
	2025	2025	2024	2025	2024
Revenue Summary (In Millions)
Seaborne Thermal	$242.7	$195.1	$313.2	$702.9	$904.6
Seaborne Metallurgical	258.9	252.2	242.5	731.2	783.8

Powder River Basin	301.4	275.7	305.3	852.7	781.3
Other U.S. Thermal	192.0	155.1	216.7	515.8	610.3
Total U.S. Thermal	493.4	430.8	522.0	1,368.5	1,391.6
Corporate and Other	17.1	12.0	10.3	36.6	33.6
Total	$1,012.1	$890.1	$1,088.0	$2,839.2	$3,113.6

Total Segment Costs Summary (In Millions) (1)
Seaborne Thermal	$201.7	$161.6	$193.2	$544.2	$586.4
Seaborne Metallurgical	231.1	261.4	214.7	699.4	644.9

Powder River Basin	249.7	232.7	253.6	721.7	695.4
Other U.S. Thermal	185.1	141.6	188.3	462.5	500.0
Total U.S. Thermal	434.8	374.3	441.9	1,184.2	1,195.4
Corporate and Other	19.8	(10.9)	(9.6)	13.3	9.5
Total	$887.4	$786.4	$840.2	$2,441.1	$2,436.2

Other Supplemental Financial Data (In Millions)
Adjusted EBITDA - Seaborne Thermal	$41.0	$33.5	$120.0	$158.7	$318.2
Adjusted EBITDA - Seaborne Metallurgical, Excluding Shoal Creek Insurance Recovery	27.8	(9.2)	27.8	31.8	138.9
Shoal Creek Insurance Recovery - Business Interruption	—	—	—	—	80.8
Adjusted EBITDA - Seaborne Metallurgical	27.8	(9.2)	27.8	31.8	219.7

Adjusted EBITDA - Powder River Basin	51.7	43.0	51.7	131.0	85.9
Adjusted EBITDA - Other U.S. Thermal	6.9	13.5	28.4	53.3	110.3
Adjusted EBITDA - Total U.S. Thermal	58.6	56.5	80.1	184.3	196.2
Middlemount	(1.7)	(1.3)	1.8	(9.9)	2.9
Resource Management Results (2)	5.3	17.3	2.2	28.1	16.5
Selling and Administrative Expenses	(27.4)	(23.5)	(20.6)	(74.5)	(64.7)
Other Operating Costs, Net (3)	(4.1)	20.0	13.5	18.3	6.2
Adjusted EBITDA (1)	$99.5	$93.3	$224.8	$336.8	$695.0

(1)	Total Segment Costs and Adjusted EBITDA are non-GAAP financial measures. Refer to the “Reconciliation of Non-GAAP Financial Measures” section in this document for definitions and reconciliations to the most comparable measures under U.S. GAAP.
(2)	Includes gains (losses) on certain surplus coal reserve, coal resource and surface land sales and property management costs and revenue.
(3)	Includes trading and brokerage activities, costs associated with post-mining activities, gains (losses) on certain asset disposals, minimum charges on certain transportation-related contracts, results from the Company’s equity method investment in renewable energy joint ventures, costs associated with suspended operations, holding costs associated with the Centurion Mine, the impact of foreign currency remeasurement and expenses related to the Company’s other commercial activities.

This information is intended to be reviewed in conjunction with the company's filings with the SEC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the shareholder return framework, execution of the Company’s operating plans, market conditions for the Company’s products, reclamation obligations, financial outlook, potential acquisitions and strategic investments, and liquidity requirements. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Peabody's control, that are described in Peabody's periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2025 and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody's website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.